Exhibit 21.1

SUBSIDIARIES OF DATAMEG CORPORATION

QoVox Corporation, a North Carolina Corporation—wholly (100%) owned subsidiary

CASCommunications, Inc., a Florida Corporation—forty (40%) owned subsidiary